Exhibit 99.1

Triumph Bancorp Reports Second Quarter Net Income to Common Stockholders of $9.5 Million and Diluted Earnings per Share of $0.51.

DALLAS – July 19, 2017 (GLOBE NEWSWIRE) – Triumph Bancorp, Inc. (NASDAQ: TBK) today announced earnings and operating results for the second quarter of 2017.

As part of how we measure our results, we use certain non-GAAP financial measures to ascertain performance.  These non-GAAP financial measures are reconciled in the section labeled “Metrics and non-GAAP financial reconciliation” at the end of this document.

2017 Second Quarter Highlights

•

For the second quarter of 2017, net income was $9.7 million and net income available to common stockholders was $9.5 million, compared to net income of $10.5 million and net income available to common stockholders of $10.3 million for the quarter ended March 31, 2017. The first quarter of 2017 included a pre-tax gain on the sale of our asset management subsidiary, Triumph Capital Advisors, LLC (“TCA”) of $20.9 million.  Adjusted net income available to common stockholders excluding the gain on sale of TCA and transaction related costs was $0.3 million for the quarter ended March 31, 2017.

•

Diluted earnings per share were $0.51 for the quarter ended June 30, 2017, compared to $0.55 for the quarter ended March 31, 2017.  Adjusted diluted earnings per share, excluding the gain on sale of TCA and transaction related costs, were $0.02 for the quarter ended March 31, 2017.

•	Total loans held for investment increased $259.9 million, or 12.8%, to $2.295 billion at June 30, 2017, compared to $2.035 billion at March 31, 2017.
•

Non-performing assets to total assets decreased to 1.50% at June 30, 2017 from 1.92% at March 31, 2017. Net charge-offs to average loans decreased to 0.03% for the quarter ended June 30, 2017, compared to 0.20% for the quarter ended March 31, 2017.

•

Net interest margin (“NIM”) was 6.16% for the quarter ended June 30, 2017, compared to 5.37% for the quarter ended March 31, 2017. Adjusted NIM, which excludes loan discount accretion, was 5.70% for the quarter ended June 30, 2017, compared to 5.19% for the quarter ended March 31, 2017.

Balance Sheet

Total loans held for investment were $2.295 billion at June 30, 2017.  Our commercial finance loans, which comprise 35% of the loan portfolio, were $801.7 million at June 30, 2017, compared to $713.6 million at March 31, 2017.  This is an increase of $88.0 million, or 12.3%, in the second quarter of 2017, and includes a $51.5 million, or 21.3%, increase in factored receivables.  We also experienced $43.1 million of growth in our commercial real estate portfolio and a $107.4 million increase in our mortgage warehouse facilities in the quarter ended June 30, 2017.

Total deposits were $2.072 billion at June 30, 2017, an increase of $47.9 million or 2.4% for the second quarter of 2017.  Non-interest-bearing deposits accounted for 18% of total deposits and non-time deposits accounted for 54% of total deposits at June 30, 2017.

Net Interest Income

We earned net interest income for the quarter ended June 30, 2017 of $38.6 million compared to $31.8 million for the quarter ended March 31, 2017.  Net interest income for the quarter ended June 30, 2017 includes accelerated purchase discount accretion of $1.8 million associated with previously acquired loans that were prepaid during the quarter.

Yields on loans for the quarter ended June 30, 2017 were up 64 bps from the prior quarter to 7.79% (up 32 bps from the prior quarter to 7.25% adjusted to exclude loan discount accretion). The average cost of our total deposits was 0.60% for the quarter ended June 30, 2017 compared to 0.58% for the quarter ended March 31, 2017, on an annualized basis.

Asset Quality

Non-performing assets decreased 42 bps from March 31, 2017 to 1.50% of total assets at June 30, 2017.  The ratio of past due to total loans decreased to 2.51% at June 30, 2017 from 3.16% at March 31, 2017.  We recorded total net charge-offs of $0.7 million for the quarter ended June 30, 2017 compared to net charge-offs of $4.0 million for the quarter ended March 31, 2017.  We recorded a provision for loan losses of $1.4 million for the quarter ended June 30, 2017 compared to a provision of $7.7 million for the quarter ended March 31, 2017. From March 31, 2017 to June 30, 2017, our ALLL increased from $19.1 million or 0.94% of total loans to $19.8 million or 0.86% of total loans.

Non-interest Income and Expense

We earned non-interest income for the quarter ended June 30, 2017 of $5.2 million compared to $27.3 million (or $6.4 million excluding the gain on sale of TCA) for the quarter ended March 31, 2017.  Subsequent to the sale of TCA, we no longer earn asset management fee income, which was $1.7 million for the quarter ended March 31, 2017.

For the quarter ended June 30, 2017, non-interest expense totaled $27.3 million compared to $34.8 million (or $29.7 million excluding the transaction related costs associated with the sale of TCA) for the quarter ended March 31, 2017.

Conference Call Information

Aaron P. Graft, Vice Chairman and CEO and Bryce Fowler, CFO will review the quarterly results in a conference call for investors and analysts beginning at 8:30 a.m. Central Time on Thursday, July 20, 2017. Dan Karas, Chief Lending Officer, will also be available for questions.

To participate in the live conference call, please dial 1-855-940-9472 (Canada: 1-855-669-9657) and request to be joined into the Triumph Bancorp, Inc. (TBK) call.  A simultaneous audio-only webcast may be accessed via our website at www.triumphbancorp.com through the Investor Relations, News & Events, Webcasts and Presentations links, or through a direct link here at http://services.choruscall.com/links/tbk170720.html. An archive of this conference call will subsequently be available at this same location on our website.

About Triumph

Triumph Bancorp, Inc. (NASDAQ: TBK) is a financial holding company headquartered in Dallas, Texas.  Triumph offers a diversified line of community banking and commercial finance products through its bank subsidiary, TBK Bank, SSB. www.triumphbancorp.com

Forward-Looking Statements

This press release contains forward-looking statements. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “could,” “may,” “will,” “should,” “seeks,” “likely,” “intends,” “plans,” “pro forma,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: our limited operating history as an integrated company; business and economic conditions generally and in the bank and non-bank financial services industries, nationally and within our local market area; our ability to mitigate our risk exposures; our ability to maintain our historical earnings trends; risks related to the integration of acquired businesses (including our pending acquisition of nine branches from Independent Bank in Colorado) and any future acquisitions; changes in management personnel; interest rate risk; concentration of our factoring services in the transportation industry; credit risk associated with our loan portfolio; lack of seasoning in our loan portfolio; deteriorating asset quality and higher loan charge-offs; time and effort necessary to resolve non-performing assets; inaccuracy of the assumptions and estimates we make in establishing reserves for probable loan losses and other estimates; lack of liquidity; fluctuations in the fair value and liquidity of the securities we hold for sale; impairment of investment securities, goodwill, other intangible assets or deferred tax assets; our risk management strategies; environmental liability associated with our lending activities; increased competition in the bank and non-bank financial services industries, nationally, regionally or locally, which may adversely affect pricing and terms; the accuracy of our financial statements and related disclosures; material weaknesses in our internal control over financial reporting; system failures or failures to prevent breaches of our network security; the institution and outcome of litigation and other legal proceedings against us or to which we become subject; changes in carry-forwards of net operating losses; changes in federal tax law or policy; the impact of recent and future legislative and regulatory changes, including changes in banking, securities and tax laws and regulations, such as the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and their application by our regulators; governmental monetary and fiscal policies; changes in the scope and cost of the Federal Deposit Insurance Corporation insurance and other coverages; failure to receive regulatory approval for future acquisitions; increases in our capital requirements; and risk retention requirements under the Dodd-Frank Act.

While forward-looking statements reflect our good-faith beliefs, they are not guarantees of future performance. All forward-looking statements are necessarily only estimates of future results. Accordingly, actual results may differ materially from those expressed in or contemplated by the particular forward-looking statement, and, therefore, you are cautioned not to place undue reliance on such statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" and the forward-looking statement disclosure contained in Triumph’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 17, 2017 and in Triumph’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2017, filed with the Securities and Exchange Commission on April 26, 2017.

Non-GAAP Financial Measures

This press release includes certain non‐GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. Reconciliations of non‐GAAP financial measures to GAAP financial measures are provided at the end of this press release.

The following table sets forth key metrics used by Triumph to monitor its operations. Footnotes in this table can be found in our definitions of non-GAAP financial measures at the end of this document.

	As of and for the Three Months Ended					As of and for the Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
(Dollars in thousands)	2017	2017	2016	2016	2016	2017	2016
Financial Highlights:
Total assets	$2,836,684	$2,635,358	$2,641,067	$2,575,490	$1,783,395	$2,836,684	$1,783,395
Loans held for investment	$2,295,100	$2,035,236	$2,027,624	$1,959,855	$1,410,518	$2,295,100	$1,410,518
Deposits	$2,072,181	$2,024,288	$2,015,785	$1,950,677	$1,275,154	$2,072,181	$1,275,154
Net income available to common stockholders	$9,467	$10,281	$6,064	$4,506	$4,431	$19,748	$9,243

Performance Ratios - Annualized:
Return on average assets	1.42%	1.62%	0.96%	0.84%	1.07%	1.52%	1.13%
Return on average total equity	12.60%	14.44%	8.58%	6.63%	6.69%	13.49%	7.04%
Return on average common equity	12.75%	14.66%	8.60%	6.51%	6.64%	13.67%	7.00%
Return on average tangible common equity (1)	14.94%	17.49%	10.32%	7.60%	7.37%	16.17%	7.80%
Yield on loans	7.79%	7.15%	7.36%	7.42%	8.50%	7.49%	8.18%
Adjusted yield on loans (1)	7.25%	6.93%	6.82%	7.10%	7.81%	7.10%	7.65%
Cost of interest bearing deposits	0.74%	0.71%	0.66%	0.68%	0.72%	0.73%	0.73%
Cost of total deposits	0.60%	0.58%	0.54%	0.57%	0.63%	0.59%	0.64%
Cost of total funds	0.83%	0.79%	0.73%	0.61%	0.68%	0.81%	0.68%
Net interest margin	6.16%	5.37%	5.60%	5.79%	6.53%	5.78%	6.22%
Adjusted net interest margin (1)	5.70%	5.19%	5.15%	5.53%	5.98%	5.45%	5.79%
Net non-interest expense to average assets	3.26%	1.17%	3.16%	3.43%	3.85%	2.24%	3.73%
Adjusted net non-interest expense to average assets (1)	3.26%	3.60%	3.16%	3.15%	3.85%	3.43%	3.73%
Efficiency ratio	62.44%	58.94%	67.70%	70.63%	68.74%	60.43%	70.84%
Adjusted efficiency ratio (1)	62.44%	77.65%	67.70%	66.20%	68.74%	69.53%	70.84%

Asset Quality:(2)
Past due to total loans	2.51%	3.16%	3.61%	3.86%	2.80%	2.51%	2.80%
Non-performing loans to total loans	1.36%	1.80%	2.23%	2.25%	1.56%	1.36%	1.56%
Non-performing assets to total assets	1.50%	1.92%	1.98%	2.05%	1.60%	1.50%	1.60%
ALLL to non-performing loans	63.56%	52.18%	34.00%	33.78%	62.60%	63.56%	62.60%
ALLL to total loans	0.86%	0.94%	0.76%	0.76%	0.98%	0.86%	0.98%
Net charge-offs to average loans	0.03%	0.20%	0.10%	0.10%	0.02%	0.23%	0.02%

Capital:
Tier 1 capital to average assets(3)	11.28%	11.32%	10.85%	12.04%	16.02%	11.28%	16.02%
Tier 1 capital to risk-weighted assets(3)	11.30%	12.05%	11.85%	11.94%	17.14%	11.30%	17.14%
Common equity tier 1 capital to risk-weighted assets(3)	9.73%	10.32%	10.18%	10.24%	15.19%	9.73%	15.19%
Total capital to risk-weighted assets(3)	13.87%	14.87%	14.60%	14.77%	18.01%	13.87%	18.01%
Total equity to total assets	10.94%	11.40%	10.96%	11.05%	15.69%	10.94%	15.69%
Tangible common stockholders' equity to tangible assets	9.22%	9.51%	8.98%	8.99%	13.88%	9.22%	13.88%

Per Share Amounts:
Book value per share	$16.59	$16.08	$15.47	$15.18	$14.91	$16.59	$14.91
Tangible book value per share (1)	$14.20	$13.63	$12.89	$12.55	$13.47	$14.20	$13.47
Basic earnings per common share	$0.53	$0.57	$0.34	$0.25	$0.25	$1.10	$0.52
Diluted earnings per common share	$0.51	$0.55	$0.33	$0.25	$0.25	$1.07	$0.51
Adjusted diluted earnings per common share(1)	$0.51	$0.02	$0.33	$0.32	$0.25	$0.54	$0.51
Shares outstanding end of period	18,132,585	18,078,769	18,078,247	18,106,978	18,107,493	18,132,585	18,107,493

Unaudited consolidated balance sheet as of:

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2017	2017	2016	2016	2016
ASSETS
Total cash and cash equivalents	$117,502	$126,084	$114,514	$104,725	$61,750
Securities - available for sale	227,206	254,452	275,029	286,574	159,790
Securities - held to maturity	26,036	28,882	29,352	29,316	27,502
Loans held for sale	—	—	—	9,623	—
Loans held for investment	2,295,100	2,035,236	2,027,624	1,959,855	1,410,518
Allowance for loan and lease losses	(19,797)	(19,093)	(15,405)	(14,912)	(13,772)
Loans, net	2,275,303	2,016,143	2,012,219	1,944,943	1,396,746
FHLB stock	14,566	7,167	8,430	8,397	6,368
Premises and equipment, net	43,957	44,630	45,460	45,050	19,629
Other real estate owned ("OREO"), net	10,740	11,638	6,077	8,061	6,074
Goodwill and intangible assets, net	43,321	44,233	46,531	47,449	26,160
Bank-owned life insurance	36,852	36,679	36,509	36,347	29,786
Deferred tax asset, net	15,111	15,678	18,825	20,042	15,042
Other assets	26,090	49,772	48,121	34,963	34,548
Total assets	$2,836,684	$2,635,358	$2,641,067	$2,575,490	$1,783,395
LIABILITIES
Non-interest bearing deposits	$381,042	$382,009	$363,351	$339,999	$170,834
Interest bearing deposits	1,691,139	1,642,279	1,652,434	1,610,678	1,104,320
Total deposits	2,072,181	2,024,288	2,015,785	1,950,677	1,275,154
Customer repurchase agreements	14,959	10,468	10,490	15,329	13,635
Federal Home Loan Bank advances	340,000	200,000	230,000	230,000	180,500
Subordinated notes	48,780	48,757	48,734	48,676	—
Junior subordinated debentures	32,943	32,840	32,740	32,640	24,823
Other liabilities	17,354	18,580	13,973	13,647	9,520
Total liabilities	2,526,217	2,334,933	2,351,722	2,290,969	1,503,632
EQUITY
Preferred stock series A	4,550	4,550	4,550	4,550	4,550
Preferred stock series B	5,108	5,196	5,196	5,196	5,196
Common stock	182	182	182	182	182
Additional paid-in-capital	198,570	197,866	197,157	196,306	195,711
Treasury stock, at cost	(1,759)	(1,494)	(1,374)	(751)	(741)
Retained earnings	103,658	94,191	83,910	77,846	73,340
Accumulated other comprehensive income	158	(66)	(276)	1,192	1,525
Total equity	310,467	300,425	289,345	284,521	279,763
Total liabilities and equity	$2,836,684	$2,635,358	$2,641,067	$2,575,490	$1,783,395

Unaudited consolidated statement of income:

	For the Three Months Ended					For the Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
(Dollars in thousands)	2017	2017	2016	2016	2016	2017	2016
Interest income:
Loans, including fees	$30,663	$25,185	$26,486	$23,123	$18,547	$55,848	$34,635
Factored receivables, including fees	10,812	9,167	9,731	9,021	8,639	19,979	16,461
Securities	1,738	1,611	1,368	1,218	958	3,349	1,723
FHLB stock	36	42	34	16	13	78	23
Cash deposits	289	327	155	93	197	616	405
Total interest income	43,538	36,332	37,774	33,471	28,354	79,870	53,247
Interest expense:
Deposits	3,057	2,869	2,735	2,408	2,020	5,926	4,013
Subordinated notes	836	835	835	—	—	1,671	—
Junior subordinated debentures	475	465	431	382	312	940	614
Other borrowings	613	344	229	263	115	957	224
Total interest expense	4,981	4,513	4,230	3,053	2,447	9,494	4,851
Net interest income	38,557	31,819	33,544	30,418	25,907	70,376	48,396
Provision for loan losses	1,447	7,678	2,446	2,819	1,939	9,125	1,428
Net interest income after provision for loan losses	37,110	24,141	31,098	27,599	23,968	61,251	46,968
Non-interest income:
Service charges on deposits	977	980	1,109	984	695	1,957	1,354
Card income	917	827	842	767	577	1,744	1,123
Net OREO gains (losses) and valuation adjustments	(112)	11	(275)	63	(1,204)	(101)	(1,215)
Net gains (losses) on sale of securities	—	—	7	(68)	—	—	5
Net gains on sale of loans	—	—	—	—	4	—	16
Fee income	637	583	547	655	504	1,220	1,038
Asset management fees	—	1,717	1,787	1,553	1,605	1,717	3,234
Gain on sale of subsidiary	—	20,860	—	—	—	20,860	—
Other	2,783	2,307	2,191	2,145	1,487	5,090	3,094
Total non-interest income	5,202	27,285	6,208	6,099	3,668	32,487	8,649
Non-interest expense:
Salaries and employee benefits	16,012	21,958	15,351	14,699	12,229	37,970	24,481
Occupancy, furniture and equipment	2,348	2,359	2,353	1,921	1,534	4,707	3,027
FDIC insurance and other regulatory assessments	270	226	265	143	281	496	505
Professional fees	1,238	1,968	1,481	1,874	1,101	3,206	2,174
Amortization of intangible assets	911	1,111	1,130	958	717	2,022	1,694
Advertising and promotion	911	938	790	779	628	1,849	1,147
Communications and technology	2,233	2,174	1,830	1,966	1,263	4,407	2,695
Other	3,398	4,103	3,711	3,452	2,578	7,501	4,686
Total non-interest expense	27,321	34,837	26,911	25,792	20,331	62,158	40,409
Net income before income tax	14,991	16,589	10,395	7,906	7,305	31,580	15,208
Income tax expense	5,331	6,116	4,134	3,099	2,679	11,447	5,576
Net income	$9,660	$10,473	$6,261	$4,807	$4,626	$20,133	$9,632
Dividends on preferred stock	(193)	(192)	(197)	(301)	(195)	(385)	(389)
Net income available to common stockholders	$9,467	$10,281	$6,064	$4,506	$4,431	$19,748	$9,243

Earnings per share:

	For the Three Months Ended					For the Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
(Dollars in thousands)	2017	2017	2016	2016	2016	2017	2016
Basic
Net income to common stockholders	$9,467	$10,281	$6,064	$4,506	$4,431	$19,748	$9,243
Weighted average common shares outstanding	18,012,905	17,955,144	17,890,781	17,859,604	17,859,604	17,984,184	17,838,267
Basic earnings per common share	$0.53	$0.57	$0.34	$0.25	$0.25	$1.10	$0.52

Diluted
Net income to common stockholders	$9,467	$10,281	$6,064	$4,506	$4,431	$19,748	$9,243
Dilutive effect of preferred stock	193	192	197	—	—	385	—
Net income to common stockholders - diluted	$9,660	$10,473	$6,261	$4,506	$4,431	$20,133	$9,243
Weighted average common shares outstanding	18,012,905	17,955,144	17,890,781	17,859,604	17,859,604	17,984,184	17,838,267
Dilutive effects of:
Restricted stock	47,521	87,094	66,613	148,977	112,880	67,308	113,334
Assumed exercises of stock warrants	129,896	145,896	118,285	93,095	70,101	137,896	60,330
Assumed exercises of stock options	32,592	47,873	12,511	—	—	40,233	—
Assumed conversion of Preferred A	315,773	315,773	315,773	—	—	315,773	—
Assumed conversion of Preferred B	354,471	360,578	360,578	—	—	354,471	—
Weighted average shares outstanding - diluted	18,893,158	18,912,358	18,764,541	18,101,676	18,042,585	18,899,865	18,011,931
Diluted earnings per common share	$0.51	$0.55	$0.33	$0.25	$0.25	$1.07	$0.51

Shares that were not considered in computing diluted earnings per common share because they were antidilutive are as follows:

	For the Three Months Ended					For the Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2017	2017	2016	2016	2016	2017	2016
Assumed conversion of Preferred A	—	—	—	315,773	315,773	—	315,773
Assumed conversion of Preferred B	—	—	—	360,578	360,578	—	360,578
Restricted stock awards	35,270	—	—	—	76,362	35,270	76,362
Stock options	58,442	—	—	164,175	164,175	58,442	164,175

Loans held for investment summarized as of:

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2017	2017	2016	2016	2016
Commercial real estate	$541,217	$498,099	$442,237	$420,742	$298,991
Construction, land development, land	120,253	109,849	109,812	101,169	36,498
1-4 family residential properties	101,833	105,230	104,974	108,721	74,121
Farmland	136,258	136,537	141,615	139,109	35,795
Commercial	842,715	792,764	778,643	777,806	574,508
Factored receivables	293,633	242,098	238,198	213,955	237,520
Consumer	29,497	28,415	29,764	25,602	17,339
Mortgage warehouse	229,694	122,244	182,381	172,751	135,746
Total loans	$2,295,100	$2,035,236	$2,027,624	$1,959,855	$1,410,518

A portion of our total loan portfolio consists of commercial finance products offered under our commercial finance brands on a nationwide basis, as further summarized below:

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2017	2017	2016	2016	2016
Equipment	$219,904	$203,251	$190,393	$181,987	$167,000
Asset based lending (General)	188,257	166,917	161,454	129,501	114,632
Asset based lending (Healthcare)	68,606	78,208	79,668	84,900	81,664
Premium finance	31,274	23,162	23,971	27,573	6,117
Factored receivables	293,633	242,098	238,198	213,955	237,520
Commercial finance	$801,674	$713,636	$693,684	$637,916	$606,933

Commercial finance % of total loans	35%	35%	34%	33%	43%
Yield on commercial finance loans	11.42%	10.25%	10.54%	10.57%	11.40%

Deposits summarized as of:

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2017	2017	2016	2016	2016
Non-interest bearing demand	$381,042	$382,009	$363,351	$339,999	$170,834
Interest bearing demand	350,966	329,201	340,362	311,351	235,877
Individual retirement accounts	99,694	100,436	103,022	103,007	64,204
Money market	205,243	203,686	213,253	209,572	120,929
Savings	173,137	173,258	171,354	171,665	77,625
Certificates of deposit	777,459	767,602	756,351	765,093	555,710
Brokered deposits	84,640	68,096	68,092	49,990	49,975
Total deposits	$2,072,181	$2,024,288	$2,015,785	$1,950,677	$1,275,154

Net interest margin summarized for the three months ended:

	June 30, 2017			March 31, 2017
	Average		Average	Average		Average
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate
Interest earning assets:
Interest earning cash balances	$99,918	$289	1.16%	$153,621	$327	0.86%
Taxable securities	240,725	1,653	2.75%	266,591	1,527	2.32%
Tax-exempt securities	25,389	85	1.34%	26,190	84	1.30%
FHLB stock	10,395	36	1.39%	8,536	42	2.00%
Loans	2,135,346	41,475	7.79%	1,947,483	34,352	7.15%
Total interest earning assets	$2,511,773	$43,538	6.95%	$2,402,421	$36,332	6.13%
Non-interest earning assets:
Other assets	211,530			216,861
Total assets	$2,723,303			$2,619,282
Interest bearing liabilities:
Deposits:
Interest bearing demand	$342,947	$136	0.16%	$325,589	$111	0.14%
Individual retirement accounts	100,505	303	1.21%	101,484	291	1.16%
Money market	206,163	120	0.23%	209,216	118	0.23%
Savings	171,602	27	0.06%	171,828	34	0.08%
Certificates of deposit	773,178	2,224	1.15%	756,606	2,079	1.11%
Brokered deposits	67,852	247	1.46%	68,086	236	1.41%
Total deposits	1,662,247	3,057	0.74%	1,632,809	2,869	0.71%
Subordinated notes	48,767	836	6.88%	48,743	835	6.95%
Junior subordinated debentures	32,878	475	5.79%	32,780	465	5.75%
Other borrowings	271,136	613	0.91%	222,561	344	0.63%
Total interest bearing liabilities	$2,015,028	$4,981	0.99%	$1,936,893	$4,513	0.94%
Non-interest bearing liabilities and equity:
Non-interest bearing demand deposits	387,877			377,769
Other liabilities	12,808			10,384
Total equity	307,590			294,236
Total liabilities and equity	$2,723,303			$2,619,282
Net interest income		$38,557			$31,819
Interest spread			5.96%			5.19%
Net interest margin			6.16%			5.37%

Metrics and non-GAAP financial reconciliation:

	As of and for the Three Months Ended					As of and for the Six Months Ended
(Dollars in thousands,	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
except per share amounts)	2017	2017	2016	2016	2016	2017	2016
Net income available to common stockholders	$9,467	$10,281	$6,064	$4,506	$4,431	$19,748	$9,243
Gain on sale of subsidiary	—	(20,860)	—	—	—	(20,860)	—
Incremental bonus related to transaction	—	4,814	—	—	—	4,814	—
Transaction related costs	—	325	—	1,618	—	325	—
Tax effect of adjustments	—	5,754	—	(251)	—	5,754	—
Adjusted net income available to common stockholders	$9,467	$314	$6,064	$5,873	$4,431	$9,781	$9,243
Dilutive effect of convertible preferred stock	193	—	197	197	—	—	—
Adjusted net income available to common stockholders - diluted	$9,660	$314	$6,261	$6,070	$4,431	$9,781	$9,243

Weighted average shares outstanding - diluted	18,893,158	18,912,358	18,764,541	18,101,676	18,042,585	18,899,865	18,011,931
Adjusted effects of assumed Preferred Stock conversion	—	(676,351)	—	676,351	—	(670,244)	—
Adjusted weighted average shares outstanding - diluted	18,893,158	18,236,007	18,764,541	18,778,027	18,042,585	18,229,621	18,011,931
Adjusted diluted earnings per common share	$0.51	$0.02	$0.33	$0.32	$0.25	$0.54	$0.51

Net income available to common stockholders	$9,467	$10,281	$6,064	$4,506	$4,431	$19,748	$9,243
Average tangible common equity	254,088	238,405	233,733	235,938	241,666	246,290	238,420
Return on average tangible common equity	14.94%	17.49%	10.32%	7.60%	7.37%	16.17%	7.80%

Adjusted efficiency ratio:
Net interest income	$38,557	$31,819	$33,544	$30,418	$25,907	$70,376	$48,396
Non-interest income	5,202	27,285	6,208	6,099	3,668	32,487	8,649
Operating revenue	43,759	59,104	39,752	36,517	29,575	102,863	57,045
Gain on sale of subsidiary	—	(20,860)	—	—	—	(20,860)	—
Adjusted operating revenue	$43,759	$38,244	$39,752	$36,517	$29,575	$82,003	$57,045
Non-interest expenses	$27,321	$34,837	$26,911	$25,792	$20,331	$62,158	$40,409
Incremental bonus related to transaction	—	(4,814)	—	—	—	(4,814)	—
Transaction related costs	—	(325)	—	(1,618)	—	(325)	—
Adjusted non-interest expenses	$27,321	$29,698	$26,911	$24,174	$20,331	$57,019	$40,409
Adjusted efficiency ratio	62.44%	77.65%	67.70%	66.20%	68.74%	69.53%	70.84%

Adjusted net non-interest expense to average assets ratio:
Non-interest expenses	$27,321	$34,837	$26,911	$25,792	$20,331	$62,158	$40,409
Incremental bonus related to transaction	—	(4,814)	—	—	—	(4,814)	—
Transaction related costs	—	(325)	—	(1,618)	—	(325)	—
Adjusted non-interest expenses	$27,321	$29,698	$26,911	$24,174	$20,331	$57,019	$40,409

Total non-interest income	$5,202	$27,285	$6,208	$6,099	$3,668	$32,487	$8,649
Gain on sale of subsidiary	—	(20,860)	—	—	—	(20,860)	—
Adjusted non-interest income	$5,202	$6,425	$6,208	$6,099	$3,668	$11,627	$8,649
Adjusted net non-interest expenses	$22,119	$23,273	$20,703	$18,075	$16,663	$45,392	$31,760
Average total assets	$2,723,303	$2,619,282	$2,603,226	$2,282,279	$1,742,942	$2,671,580	$1,712,783
Adjusted net non-interest expense to average assets ratio	3.26%	3.60%	3.16%	3.15%	3.85%	3.43%	3.73%

	As of and for the Three Months Ended					As of and for the Six Months Ended
(Dollars in thousands,	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
except per share amounts)	2017	2017	2016	2016	2016	2017	2016
Reported yield on loans	7.79%	7.15%	7.36%	7.42%	8.50%	7.49%	8.18%
Effect of accretion income on acquired loans	(0.54%)	(0.22%)	(0.54%)	(0.32%)	(0.69%)	(0.39%)	(0.53%)
Adjusted yield on loans	7.25%	6.93%	6.82%	7.10%	7.81%	7.10%	7.65%

Reported net interest margin	6.16%	5.37%	5.60%	5.79%	6.53%	5.78%	6.22%
Effect of accretion income on acquired loans	(0.46%)	(0.18%)	(0.45%)	(0.26%)	(0.55%)	(0.33%)	(0.43%)
Adjusted net interest margin	5.70%	5.19%	5.15%	5.53%	5.98%	5.45%	5.79%

Total stockholders' equity	$310,467	$300,425	$289,345	$284,521	$279,763	$310,467	$279,763
Preferred stock liquidation preference	(9,658)	(9,746)	(9,746)	(9,746)	(9,746)	(9,658)	(9,746)
Total common stockholders' equity	300,809	290,679	279,599	274,775	270,017	300,809	270,017
Goodwill and other intangibles	(43,321)	(44,233)	(46,531)	(47,449)	(26,160)	(43,321)	(26,160)
Tangible common stockholders' equity	$257,488	$246,446	$233,068	$227,326	$243,857	$257,488	$243,857
Common shares outstanding	18,132,585	18,078,769	18,078,247	18,106,978	18,107,493	18,132,585	18,107,493
Tangible book value per share	$14.20	$13.63	$12.89	$12.55	$13.47	$14.20	$13.47

Total assets at end of period	$2,836,684	$2,635,358	$2,641,067	$2,575,490	$1,783,395	$2,836,684	$1,783,395
Goodwill and other intangibles	(43,321)	(44,233)	(46,531)	(47,449)	(26,160)	(43,321)	(26,160)
Adjusted total assets at period end	$2,793,363	$2,591,125	$2,594,536	$2,528,041	$1,757,235	$2,793,363	$1,757,235
Tangible common stockholders' equity ratio	9.22%	9.51%	8.98%	8.99%	13.88%	9.22%	13.88%
1)

Triumph uses certain non-GAAP financial measures to provide meaningful supplemental information regarding Triumph's operational performance and to enhance investors' overall understanding of such financial performance.  The non-GAAP measures used by Triumph include the following:

•

“Adjusted diluted earnings per common share” is defined as adjusted net income available to common stockholders divided by adjusted weighted average diluted common shares outstanding.  Excluded from net income available to common stockholders are material gains and expenses related to merger and acquisition-related activities, including divestitures, net of tax. In our judgment, the adjustments made to net income available to common stockholders allow management and investors to better assess our performance in relation to our core net income by removing the volatility associated with certain acquisition-related items and other discrete items that are unrelated to our core business.  Weighted average diluted common shares outstanding are adjusted as a result of changes in their dilutive properties given the gain and expense adjustments described herein.

•	"Tangible common stockholders' equity" is common stockholders' equity less goodwill and other intangible assets.
•	"Total tangible assets" is defined as total assets less goodwill and other intangible assets.
•

"Tangible book value per share" is defined as tangible common stockholders' equity divided by total common shares outstanding. This measure is important to investors interested in changes from period-to-period in book value per share exclusive of changes in intangible assets.

•

"Tangible common stockholders' equity ratio" is defined as the ratio of tangible common stockholders' equity divided by total tangible assets. We believe that this measure is important to many investors in the marketplace who are interested in relative changes from period-to period in common equity and total assets, each exclusive of changes in intangible assets.

•	"Return on Average Tangible Common Equity" is defined as net income available to common stockholders divided by average tangible common stockholders' equity.
•

"Adjusted efficiency ratio" is defined as non-interest expenses divided by our operating revenue, which is equal to net interest income plus non-interest income. Also excluded are material gains and expenses related to merger and acquisition-related activities, including divestitures. In our judgment, the adjustments made to operating revenue and non-interest expense allow management and investors to better assess our performance in relation to our core operating revenue by removing the volatility associated with certain acquisition-related items and other discrete items that are unrelated to our core business.

•

"Adjusted net non-interest expense to average total assets" is defined as non-interest expenses net of non-interest income divided by total average assets. Excluded are material gains and expenses related to merger and acquisition-related activities, including divestitures.  This metric is used by our management to better assess our operating efficiency.

•

"Adjusted yield on loans" is our yield on loans after excluding loan discount accretion from our acquired loan portfolio.  Our management uses this metric to better assess the impact of purchase accounting on our yield on loans, as the effect of loan discount accretion is expected to decrease as the acquired loans pay down or mature and are removed from our balance sheet.

•

“Adjusted net interest margin” is net interest margin after excluding loan accretion from the acquired loan portfolio.  Our management uses this metric to better assess the impact of purchase accounting on net interest margin, as the effect of loan discount accretion is expected to decrease as the acquired loans pay down or mature and are removed from our balance sheet.

2)	Asset quality ratios exclude loans held for sale.
3)	Current quarter ratios are preliminary.

Source: Triumph Bancorp, Inc.

###

Investor Relations:

Luke Wyse

Senior Vice President, Finance & Investor Relations

lwyse@tbkbank.com

214-365-6936

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Amanda Tavackoli

Vice President, Marketing & Communication

atavackoli@tbkbank.com

214-365-6930